Contact: Stephen H	Gordon Chairman & CEO	Telephone: (949) 585-7500
Christopher G. Hagerty	EVP & CFO	Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP TO HOST CONFERENCE CALL AND
WEBCAST HIGHLIGHTING SECOND QUARTER 2003 EARNINGS RELEASE

Irvine, CA – June 30, 2003 – Commercial Capital Bancorp, Inc. (“CCBI” or the “Company”), (NASDAQ: “CCBI”), the holding company for Commercial Capital Bank (the “Bank”), Commercial Capital Mortgage, Inc. (“CCM”), and ComCap Financial Services, Inc. (“ComCap”), announced today that it will release its earnings for the second quarter ended June 30, 2003, before the market opens on Monday, July 28, 2003. At 7:30 a.m. PDT the same day, Stephen H. Gordon, Chairman and CEO, David S. DePillo, Vice Chairman, President and COO, and Christopher G. Hagerty, EVP and CFO, will host a discussion of the Company’s second quarter of 2003 performance.

Analysts and investors may listen to the discussion and participate in the question/answer session either by dialing the phone number listed below, or through viewing a live video webcast of the discussion accessed through a link on the home page of the Company’s website at www.commercialcapital.com. The multimedia webcast enables participants to listen to the discussion and simultaneously view the video broadcast, tables, charts, an outline of the performance highlights, and submit questions for live response from the hosts. Either Real Media or Windows Media player is required for viewing the video webcast.

Conference Call
Date: Monday, July 28, 2003
Time: 7:30 a.m. PDT (10:30 a.m. EDT)
Phone Number (800) 884-5695  Access Code: 38858132

Webcast
Date: Monday, July 28, 2003
Time: 7:30 a.m. PDT (10:30 a.m. EDT)
Webcast URL: www.commercialcapital.com
Real Media or Windows Media player required

Replay information: for those who are unable to participate in the call or webcast, an archive of the webcast will be available on the Company’s site at www.commercialcapital.com beginning approximately 2 hours following the end of the call. The archive will be available until September 7, 2003.

It is recommended that participants dial into the call, or log in to the webcast, approximately 5 to 10 minutes prior to the event.

CCBI, headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base, which include income-property real estate investors, middle market commercial businesses, and high net-worth individuals, families and professionals. At March 31, 2003, CCBI had total assets of $1.2 billion, and Commercial Capital Bank, the Company’s bank subsidiary, was the fastest growing banking organization in California, based on percentage growth in total assets over the 36-month period ended March 31, 2003 (source: www.fdic.gov). The Bank has full service banking offices located at the Company’s headquarters in Irvine, Rancho Santa Margarita, Riverside, and loan origination offices in Sacramento, Corte Madera (Marin County), Oakland, Burlingame, Woodland Hills, Los Angeles, Irvine, and San Diego, CA, and plans to open a banking office in La Jolla, CA in September of 2003. Commercial Capital Mortgage, Inc., the Company’s mortgage banking subsidiary, was the 3rd largest originator of multi-family real estate loans in California during the 3 and 12-month periods ended March 31, 2003, and has originated over $2.2 billion in multi-family and commercial real estate loans from its inception through March 31, 2003. ComCap Financial Services, Inc., the Company’s NASD registered broker dealer, provides fixed income and mortgage-backed securities advisory and brokerage services to corporations, high net-worth individuals and other financial institutions.

This release and the aforementioned conference call and webcast may include forward-looking statements (related to each company’s plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. CCBI undertakes no obligation to revise or publicly release any revision to these forward-looking statements.